                                 F5 NETWORKS, INC.

                      EARLY EXERCISE STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made by and between F5 Networks, Inc. a Washington corporation with principal offices located at 200 First Avenue West, Suite 500, Seattle, WA 98119 ("Company"), and Robert Chamberlain, 1927 45th Ave. SW, Seattle, WA 98116 ("Purchaser").

                                     BACKGROUND

     The Company has two plans, the Amended and Restated 1996 Stock Option Plan ("1996 Plan") and the 1998 Equity Incentive Plan ("1998 Plan") pursuant to which the Company may grant options to purchase shares of the Company's common stock ("Common Stock"). Purchaser holds an option dated March 2, 1999 to purchase 50,000 shares of Common Stock of the Company pursuant to the 1996 Plan ("1996 Option") and an option to purchase 100,000 shares of Common Stock pursuant to the 1998 Plan ("1998 Option"). Each of the 1996 and 1998 Options consist of a Stock Option Grant Notice, a Stock Option Exercise Notice and a Stock Option Agreement ("Option Documents"). Each of the 1996 and the 1998 Plans may be referred to herein as the "Plan."

     Purchaser wishes to exercise the 1996 Option and the 1998 Option on the terms and conditions contained herein; to take advantage of the early exercise provisions of the respective Stock Option Agreements and therefore to enter into this Agreement.

     NOW, THEREFORE, IT IS AGREED between the parties as follows:

     1.   INCORPORATION OF PLAN AND OPTION DOCUMENTS BY REFERENCE. For the
1996 Option, this Agreement is subject to all of the terms and conditions contained in the 1996 Plan and the applicable Option Documents. For the 1998 Option, this Agreement is subject to all of the terms and conditions contained in the 1998 Plan and the applicable Option Documents. If there is a conflict between the terms of this Agreement and the applicable Option Documents and the terms of the applicable Plan, the terms of the applicable Plan will control. If there is a conflict between the terms of this Agreement and the terms of the applicable Option Documents, the terms of the Option will control. Defined terms not explicitly defined in this Agreement but defined in the applicable Plan will have the same definitions as in that Plan. Defined terms not explicitly defined in this Agreement or the applicable Plan but defined in the Option will have the same definitions as in the Option.

     2.   PURCHASE AND SALE OF COMMON STOCK.

          (a) AGREEMENT TO PURCHASE AND SELL COMMON STOCK. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of One Hundred Fifty Thousand (150,000) shares of Common Stock at $5.00 per share, pursuant to the Exercise Notices executed by Purchaser in the form included with the Option Documents, for an aggregate purchase price of $750,000 payable by a Promissory Note in the form attached to this Agreement as Exhibit A (the "Note"), and subject to a pledge in the form attached to this Agreement as Exhibit B.

          (b) CLOSING. The closing for this purchase, including payment for and delivery of the Common Stock, will occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

Chamberlain
Early exercise
March  8, 1999

     3.   UNVESTED SHARE REPURCHASE OBLIGATION

          (a) REPURCHASE OBLIGATION. In the event Purchaser's Continuous Employment, as defined in the 1996 Plan, or Continuous Service, as defined in the 1998 Plan, as applicable, terminates, then the Company will have an obligation (the "Repurchase Obligation") to, within 30 days of such termination, repurchase from Purchaser or Purchaser's personal representative, as the case may be, those shares that Purchaser received pursuant to the exercise of the Option that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on Purchaser's respective Stock Option Grant Notices (the "Unvested Shares"). The Repurchase Obligation does not apply to any shares that have vested, and the Company will have no right to repurchase any such vested shares.

          (b) SHARES REPURCHASABLE AT PURCHASER'S ORIGINAL EXERCISE PRICE. The Company will repurchase all or any of the Unvested Shares at a price ("Option Price") equal to the Purchaser's Exercise Price for such shares as indicated on Purchaser's Stock Option Grant Notices.

     4. REPURCHASE. The Company will be entitled to pay for any shares of Common Stock purchased pursuant to its Repurchase Obligation at the Company's option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any Note given in payment for the Common Stock), or by a combination of both. Upon payment of the purchase price in any of the ways described above, the Company will become the legal and beneficial owner of the Common Stock being repurchased, and will have the right to transfer to its own name the Common Stock being repurchased, without further action by Purchaser.

     5. CAPITALIZATION ADJUSTMENTS TO COMMON STOCK. In the event of a "Capitalization Adjustment" affecting the Company's outstanding Common Stock as a class as designated in the Plan, then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of Common Stock will be immediately subject to the Repurchase Obligation and be included in the word "Common Stock" for all purposes of the Repurchase Obligation with the same force and effect as the shares of the Common Stock presently subject to the Repurchase Obligation, but only to the extent the Common Stock is, at the time, covered by such Repurchase Obligation. While the total Option Price will remain the same after each such event, the Option Price per share of Common Stock upon repurchase pursuant to the Repurchase Obligation will be appropriately adjusted.

     6. CHANGE IN CONTROL. In the event of a "Change in Control" as designated in the applicable Plan, then the Repurchase Obligation may be assigned by the Company to the successor of the Company (or such successor's parent company), if any, in connection with such Change in Control. To the extent the Repurchase Obligation remains in effect following such Change in Control, it will apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Change in Control, but only to the extent the Common Stock was at the time covered by such right. Appropriate adjustments will be made to the price per share payable upon repurchase pursuant to the Repurchase Obligation to reflect the Change in Control upon the Company's capital structure; provided, however, that the aggregate Option Price will remain the same.

     7. DELIVERY OF STOCK ASSIGNMENTS AND CERTIFICATES. As security for Purchaser's performance under the terms of this Agreement and to insure the availability for delivery of Purchaser's Common Stock upon repurchase pursuant to the Repurchase Obligation, Purchaser agrees, at the closing described in
Section 2(b) above, to deliver to the Company three (3) signed stock assignments (with date and number of shares blank) in the form attached to this Agreement as Exhibit C, together with a certificate or certificates evidencing all of the Common Stock subject to the Repurchase Obligation; such documents are to be held by the Company until the possibility of any Repurchase Obligation has lapsed, provided however, that if Purchaser makes payments on the Promissory Note of even date herewith in an amount equal to the Option Price for any number of vested shares, the Company will provide Purchaser with certificates evidencing any such shares at the time such payments are made.

     8. RIGHTS OF PURCHASER. Subject to the provisions of the applicable Option Documents, Purchaser will exercise all rights and privileges of a shareholder of the Company with respect to the shares held by the Company. Purchaser will be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company's Repurchase Obligation.

     9. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Purchaser will not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock while the Common Stock is subject to the Repurchase Obligation except for transfers to a trust for the benefit of Purchaser's minor children provided that the trust will be subject to the terms of this Agreement. After any Common Stock has been released from the Repurchase Obligation, Purchaser and such trust will not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions of this Agreement and applicable securities laws.

     10. RESTRICTIVE LEGENDS. All certificates representing the Common Stock will be endorsed with legends in substantially the following forms :

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OBLIGATION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OBLIGATION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

          (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (c)  Any legend required by appropriate blue sky officials.

     11. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Common Stock, Purchaser represents to the Company the following:

          (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. Purchaser is acquiring the Common Stock for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

          (b) Purchaser understands that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

          (c) Purchaser further acknowledges and understands that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Common Stock. Purchaser understands that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

          (d) Purchaser is familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Section 12 below. In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of purchase, then the Common Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

          (e) Purchaser further understands that at the time Purchaser wishes to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

     12. MARKET STAND-OFF AGREEMENT. By exercising the Option Purchaser agrees that the Company (or a representative of the underwriters) may, in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act, require that the Purchaser not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by Purchaser, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. Purchaser further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser's Common Stock until the end of such period.

     13.  SECTION 83(b) ELECTION.   Purchaser understands that Section 83(a) of
the Code, taxes as ordinary income the difference between the amount paid for the Common Stock and the fair market value of the Common Stock as of the date any restrictions on the Common Stock lapse. In this context, "restriction" includes the right of the Company to buy back the Common Stock pursuant to the Repurchase Obligation set forth above. Purchaser understands that Purchaser may elect to be taxed at the time the Common Stock is purchased, rather than when and as the Repurchase Obligation expires, by filing an election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Common Stock at the time of the execution of this Agreement equals the amount paid for the Common Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that Purchaser must file an additional copy of such 83(b) Election with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Common Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser's death.
Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Common Stock.

     14. REFUSAL TO TRANSFER. The Company will not be required (a) to transfer on its books any shares of Common Stock of the Company which have been transferred in violation of any of the provisions set forth in this Agreement or
(b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

     15. NO EMPLOYMENT RIGHTS. This Agreement is not an employment contract and nothing in this Agreement will affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser's employment for any reason at any time, with or without cause and with or without notice.

     16.  MISCELLANEOUS.

          (a) NOTICES. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party at such party's address as first written above, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

          (b) SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's successors, and assigns. The Company may assign the Repurchase Obligation hereunder at any time or from time to time, in whole or in part.

          (c) ATTORNEYS' FEES; SPECIFIC PERFORMANCE. Purchaser will reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Obligation and payment of the Option Price, pursuant to the terms of this Agreement, will be entitled to receive the Common Stock, in specie, in order to have such Common Stock available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Common Stock and that the Company will, upon proper exercise of the Repurchase Obligation, be entitled to specific enforcement of its rights to purchase and receive said Common Stock.

          (d) GOVERNING LAW; VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of Washington. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

          (e) FURTHER EXECUTION. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

          (f) REVIEW BY COUNSEL. Purchaser has been provided with an opportunity to consult with Purchaser's own counsel with respect to this Agreement.

          (g) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

          (h) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

          (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of March 10, 1999.

                                   F5 NETWORKS, INC.

                                   By   /s/ Jeffrey Hussey
                                      ----------------------------------------
                                        Jeffrey Hussey
                                        President and Chief Executive Officer



                                   PURCHASER

                                   /s/ Robert Chamberlain
                                   -------------------------------------------
                                   Robert Chamberlain

                                     EXHIBIT A

                                  PROMISSORY NOTE

                                  PROMISSORY NOTE

$750,000                                                            Seattle, WA
                                                                 March 10, 1999


     FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of F5 Networks, Inc, a Washington corporation (the "Company"), at 200 First Avenue West, Suite 500, Seattle, WA 98119, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) together with interest accrued from the date hereof on the unpaid principal at the rate of 4.83% per annum, or the maximum rate permissible by law (which under the laws of the State of Washington will be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

     PRINCIPAL REPAYMENT. The outstanding principal amount hereunder will be due and payable in full on March 9, 2003.

     INTEREST PAYMENTS. Interest will be payable quarterly in arrears and will be calculated on the basis of a 360-day year for the actual number of days elapsed;

PROVIDED, HOWEVER, that in the event that the undersigned's employment by or association with the Company or its Affiliate is terminated for any reason prior to payment in full of this Note, this Note will be accelerated and all remaining unpaid principal and interest will become due and payable within 30 days after such termination.

     If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, will have the right to accelerate this Note, in which event the entire principal balance and all accrued interest will become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.

     This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note will be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

     The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Early Exercise Stock Purchase Agreement and Stock Pledge Agreement of even date herewith between the undersigned and the Company. The Company will have recourse against such Common Stock for the entire principal amount of this Note and against the undersigned for the first 20% of the principal amount due and for all interest accrued under this Note. The Company will have no recourse against the undersigned for the last 80% of the principal amount due under this Note.

     The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

     The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

     The holder hereof will be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

     This Note will be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of Washington, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                   Signed  /s/ Robert Chamberlain
                                          --------------------------------
                                               ROBERT CHAMBERLAIN

                                     EXHIBIT B

                                  PLEDGE AGREEMENT

                              STOCK PLEDGE AGREEMENT


     THIS STOCK PLEDGE AGREEMENT ("Pledge Agreement") is made by Robert Chamberlain, 1927 45th Ave SW, Seattle, WA 98116 ("Pledgor"), in favor of F5 Networks, Inc. a Washington corporation with its principal place of business at 200 First Avenue, West, Seattle, WA 98119 ("Pledgee").

     WHEREAS, Pledgor has concurrently herewith executed that certain Promissory Note (the "Note") in favor of Pledgee in the amount of Seven Hundred Fifty Thousand Dollars ($750,000) in payment of the purchase price of One Hundred Fifty Thousand (150,000) shares of the Common Stock of Pledgee; and

     WHEREAS, Pledgee is willing to accept the Note from Pledgor, but only upon the condition, among others, that Pledgor will have executed and delivered to Pledgee this Pledge Agreement and the Collateral (as defined below):

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby agrees as follows:

     1. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all indebtedness of Pledgor to Pledgee created under the Note (all such indebtedness being the "Liabilities"), together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incidental to the collection of the Liabilities and the enforcement or protection of Pledgee's lien in and to the collateral pledged hereunder, Pledgor hereby pledges to Pledgee, and grants to Pledgee, a first priority security interest in the following collateral ("Pledged Collateral"): One Hundred Fifty Thousand (150,000) shares of Common Stock of Pledgee represented by Certificate number _______________ (the "Pledged Shares"), and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

         The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and Liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

     2. At any time, without notice, and at the expense of Pledgor, Pledgee in its name or in the name of its nominee or of Pledgor may, but will not be obligated to: (1) collect by legal proceedings or otherwise all dividends (except cash dividends other than liquidating dividends), interest, principal payments and other sums now or hereafter payable upon or on account of said Pledged Collateral; (2) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement in any wise relating to or affecting the Pledged Collateral, and in connection therewith may deposit or surrender control of such Pledged Collateral thereunder, accept other property in exchange for such Pledged Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such Pledged Collateral will be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (3) insure, process and preserve the Pledged Collateral;

(4) cause the Pledged Collateral to be transferred to its name or to the name of its nominee; (5) exercise as to such Pledged Collateral all the rights, powers and remedies of an owner, except that so long as no default exists under the Note or hereunder Pledgor will retain all voting rights as to the Pledged Shares.

     3. Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Pledged Collateral, and upon the failure of Pledgor to do so, Pledgee at its option may pay any of them and will be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

     4. At the option of Pledgee and without necessity of demand or notice, all or any part of the indebtedness of Pledgor will immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (1) failure to keep or perform any of the terms or provisions of this Pledge Agreement; (2) failure to pay any installment of principal or interest on the Note when due; (3) the levy of any attachment, execution or other process against the Pledged Collateral; or (4) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11 of the United States Code of, by, or against Pledgor.

     5. In the event of the nonpayment of any indebtedness when due, whether by acceleration or otherwise, or upon the happening of any of the events specified in the last preceding section, Pledgee may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Pledged Collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker's board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Pledged Collateral will be equal to the public market price then in effect, or, if at the time of sale no public market for the Pledged Collateral exists, then, in recognition of the fact that the sale of the Pledged Collateral would have to be registered under the Securities Act of 1933 and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Pledgee and Pledgor hereby agree that such private sale will be at a purchase price mutually agreed to by Pledgee and Pledgor or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of such collateral, one named by Pledgor within ten (10) days after written request by the Pledgee to do so, one named by Pledgee within such 10-day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within thirty (30) days of the appointment of the third appraiser. The cost of such appraisal, including all appraiser's fees, will be charged against the proceeds of sale as an expense of such sale. Pledgee may be the purchaser of any or all Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or right of redemption. Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and Pledgee is hereby authorized to sell hereunder any evidence of debt pledged to it. Any officer or agent of Pledgee may conduct any sale hereunder.

     6. The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Pledgee from or on account of such Pledged Collateral will be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the Pledged Collateral, to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee will then pay any balance to Pledgor.

     7. Upon the transfer of all or any part of the indebtedness Pledgee may transfer all or any part of the Pledged Collateral and will be fully discharged thereafter from all liability and responsibility with respect to such Pledged Collateral so transferred, and the transferee will be vested with all the rights and powers of Pledgee hereunder with respect to such Pledged Collateral so transferred; but with respect to any Pledged Collateral not so transferred Pledgee will retain all rights and powers hereby given.

     8. Until all indebtedness will have been paid in full the power of sale and all other rights, powers and remedies granted to Pledgee hereunder will continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased.

     9. Pledgee agrees that so long as no default exists under the Note or hereunder, the Pledged Shares will, upon the request of Pledgor, be released from pledge as the indebtedness is paid. Such releases will be at the rate of one share for each Five Dollars ($5.00) of principal amount of indebtedness paid.

     10. Pledgee may at any time deliver the Pledged Collateral or any part thereof to Pledgor and the receipt of Pledgor will be a complete and full acquittance for the Pledged Collateral so delivered, and Pledgee will thereafter be discharged from any liability or responsibility therefor.

     11. The rights, powers and remedies given to Pledgee by this Pledge Agreement will be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder will not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder will not preclude the further exercise thereof; and every right, power and remedy of Pledgee will continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

     12. If any provision of this Pledge Agreement is held to be unenforceable for any reason, it will be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement will be deemed valid and enforceable to the full extent possible.

     13. This Pledge Agreement will be governed by, and construed in accordance with, the laws of the State of Washington as applied to contracts made and performed entirely within the State of Washington by residents of such State.

Dated: March 10, 1999             PLEDGOR

                                  /s/ Robert Chamberlain
                                  ---------------------------------------
                                  Robert Chamberlain

                                     EXHIBIT C

                     STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

                     STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, Robert Chamberlain hereby sells, assigns and transfers unto F5 Networks, Inc., a Washington corporation (the "Company"), pursuant to the Repurchase Obligation under that certain Early Exercise Stock Purchase Agreement, dated March 10, 1999 by and between the undersigned and the Company (the "Agreement"), _______________ (_______________) shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No(s). _______________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer such Common Stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Obligation under the Agreement.


Dated: _______________


                                  /s/ Robert Chamberlain
                                  ---------------------------------------
                                  Robert Chamberlain

                                      -1-